Michael Johnson & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s


                                LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION





We hereby consent to the incorporation by reference of our report as of December 31, 1999 relating to the audited financial statements of Rocky Mountain Financial Enterprises, Inc. that are included in the registration statement on form S-8 for the year ended December 31, 1999 and dated April 3, 2000.


Michael Johnson & Company, LLC



/s/ Michael B. Johnson
---------------------------------
Michael B. Johnson, CPA
9175 E. Kenyon Avenue, Suite 100
Denver, CO  80237
Telephone:  303-796-0099
Facsimile:   303 796-0137